Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS

WHEREAS, RESOLUTE FOREST PRODUCTS INC., a Delaware corporation (the “Company”), proposes shortly to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the “Act”), the Registration Statement on Form S-8 covering an offering of its common stock under its 2019 Equity Incentive Plan.

WHEREAS, each of the undersigned is a Director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Yves Laflamme, Rémi Lalonde and Jacques P. Vachon and each of them, as true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign said Registration Statement and any and all amendments thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 24th day of October 2019.

/S/ Bradley P. Martin	/S/ Richard D. Falconer
Bradley P. Martin Chairman of the Board	Richard D. Falconer Director

/S/ Randall C. Benson	/S/ Alain Rhéaume
Randall C. Benson Director	Alain Rhéaume Director

/S/ Suzanne Blanchet	/S/ Michael S. Rousseau
Suzanne Blanchet Director	Michael S. Rousseau Director

/S/ Jennifer C. Dolan
Jennifer C. Dolan Director